Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128342) of Caterpillar Inc. of our report dated June 26, 2012 relating to the financial statements of the Caterpillar Inc. Tax Deferred Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
June 26, 2012